SECURITIES AND EXCHANGE COMMISSION
                Washington, DC  20549




                       FORM 8-K




                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 21, 2000



                   PL BRANDS, INC.
(Exact name of Registrant as specified in its charter)




Delaware                           0-26454                   98-0142664
(State or other jurisdiction     (Commission           (I.R.S. Employer
of incorporation or              File number)            Identification
organization)                                                   Number)



260 Bartley Drive
Toronto, Ontario, Canada                                        M4A 1G5
(Address of principal                                        (Zip Code)
executive offices)




Registrant's telephone number, including area code:  (416) 750-9656




Item 2.   Acquisition or Disposition of Assets.

     In May 2000, the Company entered into an agreement to acquire all of the assets of Oth.net, Inc., a Florida corporation, as well as the Oth.net domain name, in exchange for 4,500,000 shares of the Company's Common Stock and $500,000, which funds were paid on June 30, 2000. Oth.net, Inc. is an internet based search engine for music on the world wide web. Such transaction was completed as of July 21, 2000. As a result, it is contemplated that there will be a change in management of the Company.


Item 5.   Other Events.

     In addition to the transaction reported under Item 2, subsequent to the end of fiscal 2000, the Company sold an aggregate of 1,756,000 restricted shares of Common Stock to nine investors for an aggregate consideration of $2,768,000 and issued an aggregate of 1,500,000 restricted shares of Common Stock to certain persons in connection with employment arrangements and other services. Such funds will be used for operations and development of the business resulting from the acquisition of all of the assets of Oth.net, Inc.


Item 7.   Financial Statements and Exhibits.


     The financial statements and pro forma financial information required to be filed are presently not available and will be filed by amendment as soon as possible and no later than 60 days after the due date of this Report on Form 8-K.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PL BRANDS, INC.
                              (Registrant)

Date:   July 31, 2000         By:  /s/Robert Brown
                              Robert Brown,
                              Vice President - Finance